                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Independent Accountants" and to the use of our report dated January 29, 2001, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Registration Statement (Form S-4) and related Prospectus for the registration of $180,000,000 of 9.25% Senior Subordinated Notes due 2011.

                                                 /s/ Ernst & Young LLP
                                           -----------------------------------


Atlanta, Georgia
April 8, 2002